SECTION 1350 CERTIFICATION

Praxair, Inc. and Subsidiaries

EXHIBIT 32.02

        Pursuant to 18 U.S C. § 1350, the undersigned officer of Praxair, Inc. (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 2, 2004	By: /s/ James S. Sawyer
James S. Sawyer Chief Financial Officer (principal financial officer)

        The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.